Exhibit 99

FOR RELEASE –– APRIL 24, 2013

Corning Announces First-Quarter Financial Performance

Earnings per share improve; LCD glass price declines less than Q4
Company optimistic for sustained core earnings growth

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced its results for the first quarter of 2013.

Performance Highlights
•	First-quarter core sales were $1.8 billion*, similar to core sales in the first quarter last year. Net sales (GAAP) for the quarter also were $1.8 billion.
•	First-quarter core earnings per share were $0.30*, a 15% increase from last year’s quarter. GAAP earnings per share were $0.33, compared to $0.31 year over year.
•
Display Technologies LCD glass price declines in the first quarter were more moderate than fourth-quarter declines, as expected. Corning anticipates second-quarter price declines will be smaller than those reported in the first quarter.

Quarter-One Financial Comparisons
In millions, except percentages and per-share amounts

	Core Performance*
	Q1 2013	Q1 2012	% Change
Core Net Sales	$1,814	$1,820	0%
Core Equity Earnings	$ 180	$ 178	1%
Core Earnings	$ 445	$ 397	12%
Core Earnings EPS	$ 0.30	$ 0.26	15%

	GAAP
	Q1 2013	Q1 2012	% Change
Net Sales	$1,814	$1,920	(6%)
Equity Earnings	$ 173	$ 218	(21%)
Net Income	$ 494	$ 474	4%
EPS	$ 0.33	$ 0.31	6%

*These are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s investor relations website. Core performance metrics (non-GAAP) are adjusted to exclude the impact of changes in Japanese yen’s foreign exchange rate, equity earnings from the polysilicon segment of Dow Corning Corporation, as well as other special items. See “Use of Non-GAAP Financial Measures” section of attached Form 8-K for details on Core Performance measures.

Corning Announces First-Quarter Financial Performance
Page Two

“We have made great progress on our plan to grow earnings. We delivered our second consecutive quarter of double-digit year-over-year core earnings-per-share growth, significantly exceeding analysts’ consensus. Key to achieving these results were moderating price declines for LCD glass, stabilizing our LCD market share, and achieving excellent operational performance in our other businesses,” said Wendell P. Weeks, chairman, chief executive officer and president.

“We also moved decisively in the quarter to hedge the company’s translation exposure to the Japanese yen-to-U.S.-dollar exchange rate. The company’s economic exposure to further weakening in the yen exchange rate is now capped at 93 Japanese yen to a U.S. dollar,” Weeks explained.

First-Quarter Core Performance Segment Results
Corning announced at its annual investor meeting last February that it would move to core performance measures for financial reporting, providing investors a clear view of the company’s core operating results. The core performance metrics exclude the impact of changes in the yen-to-dollar exchange rate, the results of the polysilicon segment of Corning’s affiliate, Dow Corning Corporation, as well as other special items. Corning’s core performance results will now be reported on a constant yen basis. These financial results are non-GAAP financial measures.

Core sales in the Display Technologies segment were $650 million*, a 7% increase compared to a year ago. Liquid crystal display glass price declines were more moderate than in the prior quarter, as expected. Total glass volume from Corning’s wholly owned business and Samsung Corning Precision Materials Co., Ltd. increased by a mid-teens percentage, on a year-over- year basis. Year-over-year core earnings were up slightly.

Telecommunications segment sales were $470 million, a 7% decline from last year’s first quarter, driven by the U.S. government’s broadband stimulus program winding down and continued softness in European optical fiber demand. Despite these challenges, net income was up 67%, driven by strong spending control and improved manufacturing performance.

As previously forecasted, Specialty Materials’ segment year-over-year sales declined 10% to $258 million. The lower quarterly sales performance is primarily attributed to continued weakness in the semiconductor market. Core earnings were up 39%*, driven by excellent Corning® Gorilla® Glass manufacturing performance.

Environmental Technologies segment sales were $228 million, a 13% year-over-year decline. Declines were driven by a continued sluggish heavy-duty diesel market in North America and weak demand for diesel cars in Europe.

Life Sciences segment sales were $207 million, a 34% increase over last year’s period. The bulk of the sales increase is attributed to the acquisition of the Discovery Labware business. This drove core earnings in the segment to double year over year.

Dow Corning Corporation’s silicones segment equity earnings were $42 million, up 31% on a year-over-year basis.

Corning Announces First-Quarter Financial Performance
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Core gross margin in the quarter was 43%*, compared to 42%* at this time a year ago. Corning’s balance sheet remains strong with $5.8 billion in cash and short-term investments. The company remains on track for capital spending for the year of approximately $1.3 billion, down $500 million from 2012 levels. Corning’s core earnings effective tax rate for the first quarter was 16%*, lower than previously expected.

Looking Forward
“We have established positive momentum for the year,” James B. Flaws, vice chairman and chief financial officer, said. “We stabilized earnings in our Display Technologies business, and going forward, we believe price declines will continue to be moderate as a result of the customer agreements we entered into last year.”

Flaws said, “The currency hedging program initiated in the first quarter is designed to protect the company from further yen weakening through 2014. With Corning’s economic exposure to weakening of the yen exchange rate to the dollar effectively capped at 93, we chose to align our reporting of core results at this rate. By reporting results on a constant yen basis, we provide a clearer comparison of our quarter-to-quarter sales and earnings results.”

In the second quarter, Corning expects Display Technologies overall LCD glass share to remain stable and volume to be consistent with the first quarter. Price declines are expected to be smaller than in the first quarter, in the range of a 2% to 3% decline.

Telecommunications segment sales are expected to improve about 20% sequentially, off the seasonally slow first quarter. Specialty Materials segment sales are anticipated to improve by 15% to 20% sequentially as demand for Gorilla Glass increases. Environmental Technologies segment sales are expected to be up slightly sequentially. In the Life Sciences segment, Corning forecasts sales to increase by at least 35% to 40% year over year, due to the acquisition of Discovery Labware.

Equity earnings from Dow Corning’s silicones business in the second quarter are expected to improve about 20% year over year.

“We believe our strategy is working, and therefore we are confident that in quarter two, we will see a third consecutive quarter of year-over-year growth in core earnings per share,” Flaws concluded.

Upcoming Investor Events
Corning will present at the 41st Annual J.P. Morgan Technology, Media and Telecom Conference in Boston on May 14, 2013.

First-Quarter Conference Call Information
The company will host a first-quarter conference call on Wednesday, April 24 at 8:30 a.m. ET. To participate, please call toll free (800) 288-8967 or for international access call (612) 332-0335 approximately 10-15 minutes prior to the start of the call. The password is ‘QUARTER ONE’. The host is ‘NICHOLSON’. To listen to a live audio webcast of the call, go to Corning’s Web site at www.corning.com/investor_relations and click Investor Events on the left. A replay will be available beginning at 10:30 a.m. ET and will run through 5 p.m. ET, Wednesday, May 8, 2013. To listen, dial (800) 475-6701 or for international access dial (320) 365-3844. The access code is 287833. The webcast will be archived for one year following the call.

Corning Announces First-Quarter Financial Performance
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Presentation of Information in this News Release
Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP net income and EPS measures exclude restructuring, impairment and other charges and adjustments to prior estimates for such charges. Additionally, the company’s non-GAAP measures exclude adjustments to asbestos settlement reserves, gains and losses arising from debt retirements, charges or credits arising from adjustments to the valuation allowance against deferred tax assets, equity method charges resulting from impairments of equity method investments or restructuring, impairment or other charges taken by equity method companies and gains from discontinued operations. The company believes presenting non-GAAP net income and EPS measures is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. Reconciliation of these non-GAAP measures can be found on the company’s website by going to www.corning.com/investor_relations and clicking Financial Reports on the left. Reconciliation also accompanies this news release.

Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995), which are based on current expectations and assumptions about Corning’s financial results and business operations, that involve substantial risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: the effect of global political, economic and business conditions; conditions in the financial and credit markets; currency fluctuations; tax rates; product demand and industry capacity; competition; reliance on a concentrated customer base; manufacturing efficiencies; cost reductions; availability of critical components and materials; new product commercialization; pricing fluctuations and changes in the mix of sales between premium and non-premium products; new plant start-up or restructuring costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political or financial instability, natural disasters, adverse weather conditions, or major health concerns; adequacy of insurance; equity company activities; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; retention of key personnel; stock price fluctuations; and adverse litigation or regulatory developments. These and other risk factors are detailed in Corning’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

About Corning Incorporated
Corning Incorporated (www.corning.com) is the world leader in specialty glass and ceramics. Drawing on more than 160 years of materials science and process engineering knowledge, Corning creates and makes keystone components that enable high-technology systems for consumer electronics, mobile emissions control, telecommunications and life sciences. Our products include glass substrates for LCD televisions, computer monitors and laptops; ceramic substrates and filters for mobile emission control systems; optical fiber, cable, hardware & equipment for telecommunications networks; optical biosensors for drug discovery; and other advanced optics and specialty glass solutions for a number of industries including semiconductor, aerospace, defense, astronomy, and metrology.

Corning Announces First-Quarter Financial Performance
Page Five

Media Relations Contact:
Daniel F. Collins
(607) 974-4197
collinsdf@corning.com

Investor Relations Contact:
Ann H. S. Nicholson
(607) 974-6716
nicholsoas@corning.com

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in millions, except per share amounts)

	Three months ended March 31,
	2013	2012

Net sales	$1,814	$1,920
Cost of sales	1,044	1,096

Gross margin	770	824

Operating expenses:
Selling, general and administrative expenses	259	273
Research, development and engineering expenses	178	184
Amortization of purchased intangibles	7	5
Asbestos litigation charge	2	1

Operating income	324	361

Equity in earnings of affiliated companies	173	218
Interest income	2	4
Interest expense	(36)	(20)
Other income, net	65	29

Income before income taxes	528	592
Provision for income taxes	(34)	(118)

Net income attributable to Corning Incorporated	$494	$474

Earnings per common share attributable to Corning Incorporated:
Basic	$0.33	$0.31
Diluted	$0.33	$0.31
Dividends declared per common share	$0.09	$0.075

The accompanying notes are an integral part of these consolidated financial statements.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited; in millions)

	Three months ended March 31,

	2013	2012

Net income attributable to Corning Incorporated	$494	$474
Other comprehensive loss, net of tax	(488)	(61)

Comprehensive income attributable to Corning Incorporated	$6	$413

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except per share amounts)

	March 31, 2013	December 31, 2012

Assets

Current assets:
Cash and cash equivalents	$4,797	$4,988
Short-term investments, at fair value	978	1,156
Total cash, cash equivalents and short-term investments	5,775	6,144
Trade accounts receivable, net of doubtful accounts and allowances	1,243	1,302
Inventories	1,171	1,051
Deferred income taxes	399	579
Other current assets	681	619
Total current assets	9,269	9,695

Investments	4,726	4,915
Property, net of accumulated depreciation	10,171	10,625
Goodwill and other intangible assets, net	1,485	1,496
Deferred income taxes	2,507	2,343
Other assets	437	301

Total Assets	$28,595	$29,375

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$74	$76
Accounts payable	762	779
Other accrued liabilities	959	1,101
Total current liabilities	1,795	1,956

Long-term debt	2,855	3,382
Postretirement benefits other than pensions	933	930
Other liabilities	1,622	1,574
Total liabilities	7,205	7,842

Commitments and contingencies
Shareholders’ equity:
Common stock – Par value $0.50 per share; Shares authorized: 3.8 billion; Shares issued: 1,653 million and 1,649 million	826	825
Additional paid-in capital	13,167	13,146
Retained earnings	10,262	9,932
Treasury stock, at cost; Shares held: 180 million and 179 million	(2,779)	(2,773)
Accumulated other comprehensive (loss) income	(132)	356
Total Corning Incorporated shareholders’ equity	21,344	21,486
Noncontrolling interests	46	47
Total equity	21,390	21,533

Total Liabilities and Equity	$28,595	$29,375

The accompanying notes are an integral part of these consolidated financial statements.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended March 31,
	2013	2012
Cash Flows from Operating Activities:
Net income	$494	$474
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	248	235
Amortization of purchased intangibles	7	5
Stock compensation charges	11	24
Undistributed earnings of affiliated companies (in excess of) less than dividends received	(12)	300
Deferred tax (benefit) provision	(30)	47
Restructuring payments	(16)	(1)
Employee benefit payments less than (in excess of) expense	15	(78)
Changes in certain working capital items:
Trade accounts receivable	17	(49)
Inventories	(138)	12
Other current assets	(2)	(47)
Accounts payable and other current liabilities	(112)	(51)
Other, net	141	(109)
Net cash provided by operating activities	623	762

Cash Flows from Investing Activities:
Capital expenditures	(194)	(412)
Short-term investments – acquisitions	(291)	(528)
Short-term investments – liquidations	469	341
Premium on purchased collars	(107)
Other, net	1	(5)
Net cash used in investing activities	(122)	(604)

Cash Flows from Financing Activities:
Retirement of long-term debt	(498)
Net repayments of short-term borrowings and current portion of long-term debt	(9)	(10)
Principal payments under capital lease obligations	(1)	(1)
Proceeds from issuance of long-term debt, net		791
Payments to settle interest rate hedges		(18)
Proceeds from the exercise of stock options	12	16
Repurchases of common stock for treasury		(72)
Dividends paid	(133)	(114)
Net cash (used in) provided by financing activities	(629)	592
Effect of exchange rates on cash	(63)	79
Net (decrease) increase in cash and cash equivalents	(191)	829
Cash and cash equivalents at beginning of period	4,988	4,661

Cash and cash equivalents at end of period	$4,797	$5,490

The accompanying notes are an integral part of these consolidated financial statements.

 CORNING INCORPORATED AND SUBSIDIARY COMPANIES
(Unaudited)

Weighted Average Shares Outstanding

Weighted average shares outstanding are as follows (in millions):

	Three months ended					Year ended December 31, 2012	Year ended December 31, 2011
	March 31, 2013	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012

Basic	1,472	1,516	1,506	1,483	1,471	1,494	1,546
Diluted	1,481	1,530	1,518	1,494	1,481	1,506	1,564
Diluted used for non-GAAP measures	1,481	1,530	1,518	1,494	1,481	1,506	1,564

Use of Non-GAAP Financial Measures

Corning’s Core net sales, Core equity earnings of affiliated companies, Core income before income taxes, Core earnings and Core earnings per share are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission.  Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP).  The company believes presenting these non-GAAP Core measures is helpful to analyze financial performance without the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the Company’s operations.  A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly comparable GAAP measures.  Further explanation of the Company’s use of these non-GAAP financial measures is included at the end of this document.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CORE PERFORMANCE
Q1 2013 Compared to Q1 2012

Quarter One Financial Comparisons
(Unaudited, in millions except percentages and per share amounts)

	GAAP	Core Performance*		GAAP	Core Performance*
	Q1 2013 (As Reported) (1)	Adj	Q1 2013	Q1 2012 (As Reported) (1)	Adj	Q1 2012	GAAP % Change	Core Performance % Change
Display
Net Sales	$650		$650	$705	$(100)	$605	(8)%	7%
Equity Earnings	133		133	182	(37)	145	(27)%	(8)%
Net Income	349		349	422	(81)	341	(17)%	2%

Telecom
Net Sales	$470		$470	$508		$508	(7)%	(7)%
Net Income	35		35	21		21	67%	67%

Environmental
Net Sales	$228		$228	$263		$263	(13)%	(13)%
Net Income	27		27	41		41	(34)%	(34)%

Specialty Materials
Net Sales	$258		$258	$288		$288	(10)%	(10)%
Net Income	39		39	22	$6	28	77%	39%

Life Sciences
Net Sales	$207		$207	$155		$155	34%	34%
Net Income	12	$12	24	12		12		100%

Other
Net Sales	$1		$1	$1		$1
Equity Earnings	5		5	4		4	25%	25%
Net Loss	(28)		(28)	(20)		(20)	**	**

Corning
Net Sales	$1,814		$1,814	$1,920	$(100)	$1,820	(6)%	0%
Equity Earnings	173	$7	180	218	(40)	178	(21)%	1%
Net Income	494	(49)	445	474	(77)	397	4%	12%
EPS	0.33	(0.03)	0.30	0.31	(0.05)	0.26	6%	15%

*These are non-GAAP financial measures.  The reconciliation between non-GAAP measures and the most directly comparable GAAP financial measure is provided in the tables following this news release, as well as on the company’s investor relations website.
Core performance metrics (non-GAAP) are adjusted to exclude the impact of changes in Japanese yen’s foreign exchange rate, equity earnings from the polysilicon segment of Dow Corning Corporation, as well as other special items.

** Percentage change calculation is not meaningful.

(1)	Includes impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CORE PERFORMANCE ADJUSTMENTS
Quarter 2, 2012
(Unaudited, in millions except percentages and per share amounts)

	As reported	Pension change Adj	Revised for pension change (1)	Core Performance*
				Adj	Q2
Display
Net Sales	$641		$641	$(89)	$552
Equity Earnings	184		184	(40)	144
Net Income	371	$1	372	(71)	301

Telecom
Net Sales	$559		$559		$559
Net Income	36	$1	37		37

Environmental
Net Sales	$249		$249		$249
Net Income	34		34		34

Specialty Materials
Net Sales	$296		$296		$296
Net Income	34		34	$6	40

Life Sciences
Net Sales	$162		$162		$162
Net Income	11		11		11

Other
Net Sales	$1		$1		$1
Equity Earnings	9		9		9
Net Loss	(16)		(16)		(16)

Corning
Net Sales	$1,908		$1,908	$(89)	$1,819
Equity Earnings	259		259	(48)	211
Net Income	462	$12	474	(68)	406
EPS	0.30	0.01	0.31	(0.04)	0.27

*These are non-GAAP financial measures.  The reconciliation between non-GAAP measures and the most directly comparable GAAP financial measure is provided in the tables following this news release, as well as on the company’s investor relations website. Core performance metrics (non-GAAP) are adjusted to exclude the impact of changes in Japanese yen’s foreign exchange rate, equity earnings from the polysilicon segment of Dow Corning Corporation, as well as other special items.

(1)	Includes impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CORE PERFORMANCE ADJUSTMENTS
Quarter 3, 2012
(Unaudited, in millions except percentages and per share amounts)

	As reported	Pension change Adj	Revised for pension change (1)	Core Performance*
				Adj	Q3
Display
Net Sales	$763		$763	$(118)	$645
Equity Earnings	187		187	(46)	141
Net Income	440	$1	441	(91)	350

Telecom
Net Sales	$523		$523		$523
Net Income	35		35		35

Environmental
Net Sales	$233		$233		$233
Net Income	26	$1	27		27

Specialty Materials
Net Sales	$363		$363		$363
Net Income	59		59	$7	66

Life Sciences
Net Sales	$155		$155		$155
Net Income	9		9		9

Other
Net Sales	$1		$1		$1
Equity Earnings	1		1		1
Net Loss	(30)		(30)		(30)

Corning
Net Sales	$2,038		$2,038	$(118)	$1,920
Equity Earnings	240		240	(67)	173
Net Income	521	$12	533	(101)	432
EPS	0.35	0.01	0.36	(0.07)	0.29

*These are non-GAAP financial measures.  The reconciliation between non-GAAP measures and the most directly comparable GAAP financial measure is provided in the tables following this news release, as well as on the company’s investor relations website. Core performance metrics (non-GAAP) are adjusted to exclude the impact of changes in Japanese yen’s foreign exchange rate, equity earnings from the polysilicon segment of Dow Corning Corporation, as well as other special items.

(1)	Includes impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CORE PERFORMANCE ADJUSTMENTS
Quarter 4, 2012
(Unaudited, in millions except percentages and per share amounts)

	As reported	Pension change Adj	Revised for pension change (1)	Core Performance*
				Adj	Q4
Display Technologies
Net Sales	$800		$800	$(101)	$699
Equity Earnings	139		139	(25)	114
Net Income	370	$(16)	354	(33)	321

Telecommunications
Net Sales	$540		$540		$540
Net Income	63	$(10)	53	$(9)	44

Environmental Technologies
Net Sales	$219		$219		$219
Net Income	15	$(5)	10	$7	17

Specialty Materials
Net Sales	$399		$399		$399
Net Income	28	$(6)	22	$45	67

Life Sciences
Net Sales	$185		$185		$185
Net (Loss) Income	(1)	$(3)	(4)	$20	16

Other
Net Sales	$3		$3		$3
Equity Earnings	3		3		3
Net Loss	(32)		(32)		(32)

Corning
Net Sales	$2,146		$2,146	$(101)	$2,045
Equity Earnings	93		93	58	151
Net Income	283	$(128)	155	271	426
EPS	0.19	(0.09)	0.10	0.19	0.29

*These are non-GAAP financial measures.  The reconciliation between non-GAAP measures and the most directly comparable GAAP financial measure is provided in the tables following this news release, as well as on the company’s investor relations website. Core performance metrics (non-GAAP) are adjusted to exclude the impact of changes in Japanese yen’s foreign exchange rate, equity earnings from the polysilicon segment of Dow Corning Corporation, as well as other special items.

(1)	Includes impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CORE PERFORMANCE ADJUSTMENTS
Full Year 2012
(Unaudited, in millions except percentages and per share amounts)

	As reported	Pension change Adj	Revised for pension change (1)	Core Performance*
				Adj	Full year
Display Technologies
Net Sales	$2,909		$2,909	$(408)	$2,501
Equity Earnings	692		692	(149)	543
Net Income	1,602	$(13)	1,589	(276)	1,313

Telecommunications
Net Sales	$2,130		$2,130		$2,130
Net Income	155	$(9)	146	$(9)	137

Environmental Technologies
Net Sales	$964		$964		$964
Net Income	115	$(3)	112	$7	119

Specialty Materials
Net Sales	$1,346		$1,346		$1,346
Net Income	142	$(5)	137	$64	201

Life Sciences
Net Sales	$657		$657		$657
Net Income	31	$(3)	28	$20	48

Other
Net Sales	$6		$6		$6
Equity Earnings	17	$1	18		18
Net Loss	(98)		(98)		(98)

Corning
Net Sales	$8,012		$8,012	$(408)	$7,604
Equity Earnings	810		810	(97)	713
Net Income	1,728	$(92)	1,636	27	1,663
EPS	1.15	(0.06)	1.09	0.01	1.10

*These are non-GAAP financial measures.  The reconciliation between non-GAAP measures and the most directly comparable GAAP financial measure is provided in the tables following this news release, as well as on the company’s investor relations website. Core performance metrics (non-GAAP) are adjusted to exclude the impact of changes in Japanese yen’s foreign exchange rate, equity earnings from the polysilicon segment of Dow Corning Corporation, as well as other special items.

(1)	Includes impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended March 31, 2013
(Unaudited; amounts in millions, except percentages and per share amounts)

	Net sales	Equity earnings	Income before income taxes	Income taxes	Net income	Effective tax rate	Per share

As reported	$1,814	$173	$528	$(34)	$494	6.4%	$0.33

Acquisition-related costs (1)			18	(5)	13		0.01
Discrete tax items (2)				(54)	(54)		(0.03)
Equity in earnings of affiliated companies (3)		2	2		2
Asbestos settlement (4)			2	(1)	1
Hemlock Semiconductor (5)		5	5	(1)	4
Purchased collars (6)			(24)	9	(15)		(0.01)

Core Performance measures	$1,814	$180	$531	$(86)	$445	16%	$0.30

(1)	Acquisition-related costs: These costs include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(2)	Discrete tax item: These items represent adjustments for effect of tax law changes which do not reflect expected on-going operating results.
(3)	Includes restructuring and restructuring related expenses at Dow Corning Corporation.
(4)	Certain litigation-related charges: These adjustments relate to the Pittsburgh Corning Corporation (PCC) asbestos litigation.
(5)
Results of Dow Corning Corporation’s equity affiliate, Hemlock Semiconductor:  We are excluding the results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor, a producer of polycrystalline silicon, to remove the non-operating items and events which have caused severe unpredictability and instability in earnings over the past eighteen months, and are expected to continue in the future.

(6)
Purchased collars:  We have excluded the impact of our purchased collars because we have aligned the internally derived rate with our portfolio of purchased collars in order to effectively remove the impact of the changes in the Japanese yen.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended March 31, 2012
(Unaudited; amounts in millions, except percentages and per share amounts)

	Net sales	Equity earnings	Income before income taxes	Income taxes	Net income	Effective tax rate	Per share

As reported *	$1,920	$218	$592	$(118)	$474	19.9%	$0.31

Asbestos settlement (1)			1		1
Hemlock Semiconductor (2)		(3)	(3)		(3)
Constant-yen (3)	(100)	(37)	(92)	17	(75)		(0.05)

Core Performance measures	$1,820	$178	$498	$(101)	$397	20%	$0.26

(1)	Certain litigation-related charges: These adjustments relate to the Pittsburgh Corning Corporation (PCC) asbestos litigation.
(2)
Results of Dow Corning Corporation’s equity affiliate, Hemlock Semiconductor:  We are excluding the results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor, a producer of polycrystalline silicon, to remove the non-operating items and events which have caused severe unpredictability and instability in earnings over the past eighteen months, and are expected to continue in the future.

(3)
Constant-yen:  Because a significant portion of Corning’s LCD glass business is priced and manufactured in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate, which is closely aligned to our portfolio of purchased collars, and have restated all years presented based on this rate in order to remove the impact of changes in the Japanese yen.

*Includes impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended March 31, 2013 and 2012
(Unaudited; amounts in millions, except percentages and per share amounts)

	Three months ended March 31, 2013		Three months ended March 31, 2012		% Increase/decrease
	Net income	Per share	Net income	Per share	Net income	Per share

As reported *	$494	$0.33	$474	$0.31	$4%	$8%

Acquisition-related costs (1)	13	0.01
Discrete tax items (2)	(54)	(0.03)
Equity in earnings of affiliated companies (3)	2
Asbestos settlement (4)	1		1
Hemlock Semiconductor (5)	4		(3)
Constant-yen (6)			(75)	(0.05)
Purchased collars (7)	(15)	(0.01)

Core Performance measures	$445	$0.30	$397	$0.26	$12%	$16%

(1)	Acquisition-related costs: These costs include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(2)	Discrete tax item: These items represent adjustments for effect of tax law changes which do not reflect expected on-going operating results.
(3)	Includes restructuring and restructuring related expenses at Dow Corning Corporation.
(4)	Certain litigation-related charges: These adjustments relate to the Pittsburgh Corning Corporation (PCC) asbestos litigation.
(5)
Results of Dow Corning Corporation’s equity affiliate, Hemlock Semiconductor:  We are excluding the results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor, a producer of polycrystalline silicon, to remove the non-operating items and events which have caused severe unpredictability and instability in earnings over the past eighteen months, and are expected to continue in the future.

(6)
Constant-yen:  Because a significant portion of Corning’s LCD glass business is priced and manufactured in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate, which is closely aligned to our portfolio of purchased collars, and have restated all years presented based on this rate in order to remove the impact of changes in the Japanese yen.

(7)
Purchased collars:  We have excluded the impact of our purchased collars because we have aligned the internally derived rate with our portfolio of purchased collars in order to effectively remove the impact of the changes in the Japanese yen.

*Includes impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended December 31, 2012 and 2011
(Unaudited; amounts in millions, except percentages and per share amounts)

	Three months ended December 31, 2012		Three months ended December 31, 2011		% Increase/decrease
	Net income	Per share	Net income	Per share	Net income	Per share

As reported *	$155	$0.10	$464	$0.30	$(67)%	$(65)%

Acquisition-related costs (1)	16	0.01
Discrete tax items (2)	41	0.03	13	0.01
Equity in earnings of affiliated companies (3)	99	0.07	(74)	(0.05)
Asbestos settlement (4)	3		5
Loss on repurchase of debt (5)	17	0.01
Restructuring, impairment and other credits (6)	91	0.06	83	0.05
Accumulated other comprehensive income (7)	(52)	(0.04)
Pension mark-to-market (8)	140	0.09	41	0.03
Hemlock Semiconductor (9)	(4)		(23)	(0.01)
Constant-yen (10)	(80)	(0.05)	(107)	(0.07)
Contingent liability (11)			(5)

Core Performance measures	$426	$0.29	$397	$0.25	$7%	$13%

(1)	Acquisition-related costs: These costs include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(2)	Discrete tax item: These items represent adjustments for effect of tax law changes which do not reflect expected on-going operating results.
(3)	Includes restructuring and restructuring related expenses at our equity affiliates.
(4)	Certain litigation-related charges: These adjustments relate to the Pittsburgh Corning Corporation (PCC) asbestos litigation.
(5)
In the fourth quarter of 2012, Corning recorded a $26 million loss ($17 million after tax) on the repurchase of $13 million of our 8.875% senior unsecured notes due 2021, $11 million of our 8.875% senior unsecured notes due 2016, and $51 million of our 6.75% senior unsecured notes due 2013.

(6)
In the fourth quarter of 2012, Corning recorded a $133 million ($91 million after tax) charge for asset impairments, workforce reductions and asset write-offs and disposals.  In the fourth quarter of 2011, Corning recorded a $130 million ($83 million after-tax) asset impairment charge for certain long-lived assets in our Specialty Materials segment.

(7)	In the fourth quarter of 2012, Corning recorded a $52 million translation capital gain on the liquidation of a foreign subsidiary.
(8)
Annual pension mark-to-market adjustment.  Mark-to-market pension gains and losses, net, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates, and not from Corning’s core operations.

(9)
Results of Dow Corning Corporation’s equity affiliate, Hemlock Semiconductor:  We are excluding the results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor, a producer of polycrystalline silicon, to remove the non-operating items and events which have caused severe unpredictability and instability in earnings over the past eighteen months, and are expected to continue in the future.

(10)
Constant-yen:  Because a significant portion of Corning’s LCD glass business is priced and manufactured in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate, which is closely aligned to our portfolio of purchased collars, and have restated all years presented based on this rate in order to remove the impact of changes in the Japanese yen.

(11)	In the fourth quarter of 2011, Corning recognized a credit of $5 million resulting from a reduction in a contingent liability associated with an acquisition recorded in the first quarter of 2011.

*Includes impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended June 30, 2012
(Unaudited; amounts in millions, except per share amounts)

	Net sales	Equity earnings	Income before income taxes	Net income	Per share

As reported *	$1,908	$259	$574	$474	$0.31

Asbestos settlement (1)			5	3
Hemlock Semiconductor (2)		(8)	(8)	(7)
Constant-yen (3)	(89)	(40)	(75)	(64)	(0.04)

Core Performance measures	$1,819	$211	$496	$406	$0.27

(1)	Certain litigation-related charges: These adjustments relate to the Pittsburgh Corning Corporation (PCC) asbestos litigation.
(2)
Results of Dow Corning Corporation’s equity affiliate, Hemlock Semiconductor:  We are excluding the results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor, a producer of polycrystalline silicon, to remove the non-operating items and events which have caused severe unpredictability and instability in earnings over the past eighteen months, and are expected to continue in the future.

(3)
Constant-yen:  Because a significant portion of Corning’s LCD glass business is priced and manufactured in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate, which is closely aligned to our portfolio of purchased collars, and have restated all years presented based on this rate in order to remove the impact of changes in the Japanese yen.

*Includes impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended September 30, 2012
(Unaudited; amounts in millions, except per share amounts)

	Net sales	Equity earnings	Income before income taxes	Net income	Per share

As reported *	$2,038	$240	$627	$533	$0.36

Equity in earnings of affiliated companies (1)		(10)	(10)	(9)	(0.01)
Asbestos settlement (2)			3	2
Hemlock Semiconductor (3)		(11)	(11)	(10)	(0.01)
Constant-yen (4)	(118)	(46)	(100)	(84)	(0.05)

Core Performance measures	$1,920	$173	$509	$432	$0.29

(1)
Equity earnings:  In the third quarter of 2012, equity in earnings of affiliated companies included a $10 million ($9 million after tax) credit for Corning’s share of Dow Corning Corporation’s settlement of a dispute related to long-term supply agreements.

(2)	Certain litigation-related charges: These adjustments relate to the Pittsburgh Corning Corporation (PCC) asbestos litigation.
(3)
Results of Dow Corning Corporation’s equity affiliate, Hemlock Semiconductor:  We are excluding the results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor, a producer of polycrystalline silicon, to remove the non-operating items and events which have caused severe unpredictability and instability in earnings over the past eighteen months, and are expected to continue in the future.

(4)
Constant-yen:  Because a significant portion of Corning’s LCD glass business is priced and manufactured in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate, which is closely aligned to our portfolio of purchased collars, and have restated all years presented based on this rate in order to remove the impact of changes in the Japanese yen.

*Includes impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended December 31, 2012
(Unaudited; amounts in millions, except per share amounts)

	Net sales	Equity earnings	Income before income taxes	Net income	Per share

As reported *	$2,146	$93	$183	$155	$0.10
Asbestos settlement (1)			5	3
Loss on repurchase of debt (2)			26	17	0.01
Equity in earnings of affiliated companies (3)		105	105	99	0.07
Acquisition-related costs (4)			24	16	0.01
Restructuring, impairment and other credits (5)			133	91	0.06
Provision for income taxes (6)				41	0.03
Accumulated other comprehensive income (7)			(52)	(52)	(0.04)
Pension mark-to-market (8)			217	140	0.09
Hemlock Semiconductor (9)		(4)	(4)	(4)
Constant-yen (10)	(101)	(43)	(95)	(80)	(0.05)

Core Performance measures	$2,045	$151	$542	$426	$0.29

(1)	In the fourth quarter of 2012, Corning recorded a charge of $5 million ($3 million after tax) to adjust the asbestos liability for the change in value of the components of the Modified PCC Plan.
(2)
In the fourth quarter of 2012, Corning recorded a $26 million loss ($17 million after tax) on the repurchase of $13 million of our 8.875% senior unsecured notes due 2021, $11 million of our 8.875% senior unsecured notes due 2016, and $51 million of our 6.75% senior unsecured notes due 2013.

(3)
In the fourth quarter of 2012, Corning recorded an $18 million impairment charge for our share of costs for asset write-offs at Samsung Corning Precision Materials, and recorded restructuring and impairment charges in the amount of $87 million ($81 million after tax) for our share of costs associated with workforce reductions and asset write-offs at Dow Corning.

(4)	Includes expenses for the amortization of purchased intangibles, amortization of purchase accounting adjustments to inventories and external deal costs recognized as a result of acquisitions.
(5)	In the fourth quarter of 2012, Corning recorded a $133 million ($91 million after tax) charge for asset impairments, workforce reductions and asset write-offs and disposals.
(6)
In the fourth quarter of 2012, Corning recorded a $37 million tax expense resulting from the delay of the passage of the American Taxpayer Relief Act of 2012 until Jan. 2013, that will be reversed in Q1, 2013, and a $4 million net tax provision related to the adjustment of deferred taxes as a result of tax rate reductions in Japan.

(7)	In the fourth quarter of 2012, Corning recorded a $52 million translation capital gain on the liquidation of a foreign subsidiary.
(8)
Annual pension mark-to-market adjustment:  Mark-to-market pension gains and losses, net, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates, and not from Corning’s core operations.

(9)
Results of Dow Corning Corporation’s equity affiliate, Hemlock Semiconductor:  We are excluding the results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor, a producer of polycrystalline silicon, to remove the non-operating items and events which have caused severe unpredictability and instability in earnings over the past eighteen months, and are expected to continue in the future.

(10)
Constant-yen:  Because a significant portion of Corning’s LCD glass business is priced and manufactured in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate, which is closely aligned to our portfolio of purchased collars, and have restated all years presented based on this rate in order to remove the impact of changes in the Japanese yen.

*Includes impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Year Ended December 31, 2012
(Unaudited; amounts in millions, except per share amounts)

	Net sales	Equity earnings	Income before income taxes	Net income	Per share

As reported *	$8,012	$810	$1,975	$1,636	$1.09
Asbestos settlement (1)			14	9	0.01
Loss on repurchase of debt (2)			26	17	0.01
Equity in earnings of affiliated companies (3)		95	95	90	0.06
Acquisition-related costs (4)			24	16	0.01
Restructuring, impairment and other credits (5)			133	91	0.06
Provision for income taxes (6)				41	0.03
Accumulated other comprehensive income (7)			(52)	(52)	(0.04)
Pension mark-to-market (8)			217	140	0.09
Hemlock Semiconductor (9)		(25)	(25)	(23)	(0.02)
Constant-yen (10)	(408)	(167)	(360)	(302)	(0.20)

Core Performance measures	$7,604	$713	$2,047	$1,663	$1.10

(1)	In the fourth quarter of 2012, Corning recorded a charge of $14 million ($9 million after tax) to adjust the asbestos liability for the change in value of the components of the Modified PCC Plan.
(2)
In the fourth quarter of 2012, Corning recorded a $26 million loss ($17 million after tax) on the repurchase of $13 million of our 8.875% senior unsecured notes due 2021, $11 million of our 8.875% senior unsecured notes due 2016, and $51 million of our 6.75% senior unsecured notes due 2013.

(3)
In the fourth quarter of 2012, Corning recorded an $18 million impairment charge for our share of costs for asset write-offs at Samsung Corning Precision Materials, and recorded restructuring and impairment charges in the amount of $87 million ($81 million after tax) for our share of costs associated with workforce reductions and asset write-offs at Dow Corning; and a $10 million ($9 million after tax) credit for Corning’s share of Dow Corning’s settlement of a dispute related to long term supply agreements.

(4)	Includes expenses for the amortization of purchased intangibles, amortization of purchase accounting adjustments to inventories and external deal costs recognized as a result of acquisitions.
(5)	In the fourth quarter of 2012, Corning recorded a $133 million ($91 million after tax) charge for asset impairments, workforce reductions and asset write-offs and disposals.
(6)
In the fourth quarter of 2012, Corning recorded a $37 million tax expense resulting from the delay of the passage of the American Taxpayer Relief Act of 2012 until Jan. 2013, that will be reversed in Q1, 2013, and a $4 million net tax provision related to the adjustment of deferred taxes as a result of tax rate reductions in Japan.

(7)	In the fourth quarter of 2012, Corning recorded a $52 million translation capital gain on the liquidation of a foreign subsidiary.
(8)
Annual pension mark-to-market adjustment:  Mark-to-market pension gains and losses, net, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates, and not from Corning’s core operations.

(9)
Results of Dow Corning Corporation’s equity affiliate, Hemlock Semiconductor:  We are excluding the results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor, a producer of polycrystalline silicon, to remove the non-operating items and events which have caused severe unpredictability and instability in earnings over the past eighteen months, and are expected to continue in the future.

(10)
Constant-yen:  Because a significant portion of Corning’s LCD glass business is priced and manufactured in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate, which is closely aligned to our portfolio of purchased collars, and have restated all years presented based on this rate in order to remove the impact of changes in the Japanese yen.

*Includes impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Display Technologies Segment
Three Months Ended March 31, 2013 and 2012
(Unaudited; amounts in millions, except percentages)

	Three months ended March, 31, 2013			Three months ended March, 31, 2012			% Increase/decrease
	Net sales	Equity earnings	Net income	Net sales	Equity earnings	Net income	Net sales	Equity earnings	Net income

As reported *	$650	$133	$349	$705	$182	$422	(8)%	(27)%	(17)%
Constant- yen (1)				(100)	(37)	(81)
Core Performance measures	$650	$133	$349	$605	$145	$341	7%	(8)%	2%

(1)
Constant-yen:  Because a significant portion of Corning’s LCD glass business is priced and manufactured in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate, which is closely aligned to our portfolio of purchased collars, and have restated all years presented based on this rate in order to remove the impact of changes in the Japanese yen.

*Includes impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Display Technologies Segment
Three Months Ended June 30, 2012, September 30, 2012, and December 31, 2012
(Unaudited; amounts in millions)

	Three months ended June 30, 2012			Three months ended September 30, 2012			Three months ended December 31, 2012
	Net sales	Equity earnings	Net income	Net sales	Equity earnings	Net income	Net sales	Equity earnings	Net income

As reported *	$641	$184	$372	$763	$187	$441	$800	$139	$354
Equity in earnings of affiliated companies (1)								18	18
Restructuring, impairment and other credits (2)									17
Pension mark-to-market (3)									17
Constant yen (4)	(89)	(40)	(71)	(118)	(46)	(91)	(101)	(43)	(85)
Core Performance measures	$552	$144	$301	$645	$141	$350	$699	$114	$321

(1)	In the fourth quarter of 2012, Display Technologies recorded an $18 million impairment charge for our share of costs for asset write-offs at Samsung Corning Precision Materials
(2)	In the fourth quarter of 2012, the Display Technologies segment recorded a $17 million after tax charge for workforce reductions and asset write-offs and disposals.
(3)
Annual pension mark-to-market adjustment.  Mark-to-market pension gains and losses, net, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates, and not from Corning’s core operations.

(4)
Constant-yen:  Because a significant portion of Corning’s LCD glass business is priced and manufactured in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate, which is closely aligned to our portfolio of purchased collars, and have restated all years presented based on this rate in order to remove the impact of changes in the Japanese yen.

*Includes impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Specialty Materials Segment
Three Months Ended March 31, 2013 and 2012
(Unaudited; amounts in millions, except percentages)

	2013		2012		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported *	$258	$39	$288	$22	(10)%	77%
Constant-yen (1)				6
Core Performance measures	$258	$39	$288	$28	(10)%	39%

(1)
Constant-yen:  Because a significant portion of Corning’s LCD glass business is priced and manufactured in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate, which is closely aligned to our portfolio of purchased collars, and have restated all years presented based on this rate in order to remove the impact of changes in the Japanese yen.

*Includes impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Specialty Materials Segment
Three Months Ended June 30, 2012, September 30, 2012, and December 31, 2012
(Unaudited; amounts in millions)

	Three months ended June 30, 2012		Three months ended September 30, 2012		Three months ended December 31, 2012
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported *	$296	$34	$363	$59	$399	$22
Restructuring, impairment and other credits (1)						33
Constant yen (2)		6		7		6
Pension mark-to-market (3)						6
Core Performance measures	$296	$40	$363	$66	$399	$67

(1)	In the fourth quarter of 2012, the Specialty Materials segment recorded a $33 million after tax charge for workforce reductions and asset impairments.
(2)
Constant-yen:  Because a significant portion of Corning’s LCD glass business is priced and manufactured in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate, which is closely aligned to our portfolio of purchased collars, and have restated all years presented based on this rate in order to remove the impact of changes in the Japanese yen.

(3)
Annual pension mark-to-market adjustment.  Mark-to-market pension gains and losses, net, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates, and not from Corning’s core operations.

*Includes impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Life Sciences Segment
Three Months Ended March 31, 2013 and 2012
(Unaudited; amounts in millions, except percentages)

	2013		2012		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income
As reported *	$207	$12	$155	$12	34%
Acquisition-related costs (1)		12
Core Performance measures	$207	$24	$155	$12	34%	100%

(1)	Acquisition-related costs: These costs include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.

*Includes impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Life Sciences Segment
Three Months Ended June 30, 2012, September 30, 2012, and December 31, 2012
(Unaudited; amounts in millions)

	Three months ended June 30, 2012		Three months ended Sept. 30, 2012		Three months ended Dec. 31, 2012
	Net sales	Net income	Net sales	Net income	Net sales	Net (loss) income

As reported *	$162	$11	$155	$9	$185	$(4)
Acquisition-related costs (1)						15
Restructuring, impairment and other credits (2)						1
Core Performance measures	$162	$11	$155	$9	$185	$12

(1)	Acquisition-related costs: These costs include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(2)	In the fourth quarter of 2012, the Life Sciences segment recorded a $1 million after tax charge for workforce reductions.

*Includes impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Telecommunications Segment
Three Months Ended June 30, 2012, September 30, 2012, and December 31, 2012
(Unaudited; amounts in millions)

	Three months ended June 30, 2012		Three months ended September 30, 2012		Three months ended December 31, 2012
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported *	$559	$37	$523	$35	$540	$53
Acquisition-related costs (1)						1
Accumulated other comprehensive income (2)						(52)
Restructuring, impairment and other credits (3)						31
Pension mark-to-market (4)						11
Core Performance measures	$559	$37	$523	$35	$540	$44

(1)	Acquisition-related costs: These costs include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(2)	In the fourth quarter of 2012, the Telecommunications segment recorded a $52 million translation capital gain on the liquidation of a foreign subsidiary.
(3)	In the fourth quarter of 2012, the Telecommunications segment recorded a $31 million after tax charge for workforce reductions and asset write-offs and disposals.
(4)
Annual pension mark-to-market adjustment.  Mark-to-market pension gains and losses, net, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates, and not from Corning’s core operations.

*Includes impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Environmental Technologies Segment
Three Months Ended June 30, 2012, September 30, 2012, and December 31, 2012
(Unaudited; amounts in millions)

	Three months ended June 30, 2012		Three months ended September 30, 2012		Three months ended December 31, 2012
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported *	$249	$34	$233	$27	$219	$10
Restructuring, impairment and other credits (1)						2
Pension mark-to-market (2)						5
Core Performance measures	$249	$34	$233	$27	$219	$17

(1)	In the fourth quarter of 2012, the Environmental Technologies segment recorded a $2 million after tax charge for workforce reductions.
(2)
Annual pension mark-to-market adjustment.  Mark-to-market pension gains and losses, net, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates, and not from Corning’s core operations.

*Includes impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Gross Margin and Gross Margin Percentage
Three Months Ended March 31, 2013 and March 31, 2012
(Unaudited; amounts in millions, except percentages)

	Three months ended March 31, 2013			Three months ended March 31, 2012
	Sales	Gross Margin	Gross Margin %	Sales	Gross Margin	Gross Margin %

As reported	$1,814	$770	42%	$1,920	$824	43%

Acquisition-related costs (1)		12
Constant-yen (2)				(100)	(58)

Core gross margin and gross margin percentage	$1,814	$782	43%	$1,820	$766	42%

(1)	Acquisition-related costs: These costs include inventory valuation adjustments.
(2)
Constant-yen:  Because a significant portion of Corning’s LCD glass business is priced and manufactured in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate, which is closely aligned to our portfolio of purchased collars, and have restated all years presented based on this rate in order to remove the impact of changes in the Japanese yen.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended March 31, 2013, March 31, 2012 and December 31, 2012
(Unaudited; amounts in millions)

	Three months ended March 31, 2013	Three months ended March 31, 2012	Three months ended December 31, 2012

Cash flows from operating activities	$623	$762	$1,240

Less: Cash flows from investing activities	(122)	(604)	(1,007)

Plus: Short-term investments – acquisitions	291	528	411

Less: Short-term investments – liquidations	(469)	(341)	(651)

Free cash flow	$323	$345	$(7)

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

Use of Non-GAAP Financial Measures

In managing the Company and assessing our financial performance, we supplement certain measures provided by our consolidated financial statements with measures adjusted to exclude certain items, to arrive at Core Performance measures.  We believe reporting Core Performance measures provides investors greater transparency to the information used by our management team for our financial and operational decision making.  Net sales, equity in earnings of affiliated companies, and net income are adjusted to exclude the impacts of changes in the Japanese yen, the impact of the purchased collars, the impact of acquisitions, the results of the polysilicon business of our equity affiliate Dow Corning Corporation, discrete tax items, restructuring and restructuring-related charges, certain litigation-related expenses and the annual pension mark-to-market adjustment.  These measures are not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP).  We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and with how management evaluates our operational results and trends.  These measures are not, and should not be viewed as a substitute for U.S. GAAP reporting measures.

The following is an explanation of each adjustment that management excluded as part of these non-GAAP financial measures as well as reasons for excluding each item:

Items which we exclude from GAAP measures to arrive at Core Performance measures are as follows:

(1)
Constant-yen:  Because a significant portion of Corning’s LCD glass business revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate of ¥93, which is closely aligned to our portfolio of purchased collars, and have restated all years presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

(2)
Purchased collars:  We have excluded the impact of our purchased collars for each period presented because we have aligned the internally derived rate with our portfolio of purchased collars.  This, coupled with the Constant-yen adjustments, effectively eliminates the impact of changes in the Japanese yen on our results.

(3)
Results of Dow Corning Corporation’s equity affiliate, Hemlock Semiconductor:  We are excluding the results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor, a producer of polycrystalline silicon, to remove the non-operating items and events which have caused severe unpredictability and instability in earnings over the past eighteen months, and are expected to continue in the future.  These events are being primarily driven by the macro-economic environment.  Specifically, the uncertainty regarding the anti-dumping and countervailing duty investigation of imports of solar-grade polysilicon from the United States by the Chinese Ministry of Commerce and the impact of potential asset write-offs, offset by the potential benefit of large payments required under “take or pay” customer contracts, are events that are unrelated to its core operations, and that have, or could have, significant impact to this business.

(4)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.

(5)	Discrete tax items: These items represent adjustments for effects of tax law changes which do not reflect expected on-going operating results.

(6)	Certain litigation-related charges: These adjustments relate to the Pittsburgh Corning Corporation (PCC) asbestos litigation.

(7)	Restructuring, impairment and other charges.

(8)
Annual pension mark-to-market adjustment:  Mark-to-market pension gains and losses, net, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates, and not from Corning’s core operations;